UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15( D ) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): June 12, 2012

eResearchTechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-29100	22-3264604
(Commission File Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-972-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

Supplement to Proxy Statement for the Special Meeting of Stockholders to be held on June 22, 2012

These supplemental disclosures to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by eResearchTechnology, Inc. (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) on May 21, 2012, are being made to update certain information and to respond to certain allegations made by plaintiffs in the stockholder litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 9, 2012, by and among the Company, Explorer Holdings, Inc. (“Parent”) and Explorer Acquisition Corp., a wholly-owned subsidiary of Parent (“Merger Sub”) which, along with Parent, is an affiliate of Genstar Capital Partners VI, L.P. (“Genstar”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company and the Company will become a wholly owned subsidiary of Parent (the “Merger”). Upon completion of the Merger, each share of the Company’s common stock outstanding at the effective time (other than appraisal shares and shares held by Parent, the Company or any of their respective subsidiaries) will be converted into the right to receive $8.00 in cash. Defined terms used but not defined herein have the meaning set forth in the Proxy Statement.

Settlement of Litigation

As previously disclosed beginning on pages 11 and 52 of the Proxy Statement, multiple lawsuits have been brought against the Company, the Company’s board of directors, Parent, Merger Sub and Genstar (collectively, the “Defendants”) in connection with the Merger. Specifically, on April 11, 2012, a purported class action complaint was filed in the Court of Chancery of the State of Delaware, naming the Company, the members of the Company’s board of directors, Genstar, Parent and Merger Sub as defendants. Two similar complaints were filed in that Court on April 13, 2012, and the Court consolidated those three cases on April 16, 2012. A fourth complaint was filed on April 17, 2012 and the Court consolidated that case with the three previously-filed cases on May 18, 2012. Two other similar actions were filed in the Court of Common Pleas of Philadelphia in the First Judicial District of the Commonwealth of Pennsylvania on April 13, 2012 and May 9, 2012 respectively, making similar claims and seeking similar relief. In addition, on May 21, 2012 an action similar to those discussed above was filed in the United States District Court in the Eastern District of Pennsylvania. Collectively, the lawsuits described above are referred to as the “Stockholder Litigation”).

On June 12, 2012, counsel for the parties entered into a memorandum of understanding (the “Memorandum of Understanding”), in which they agreed on the terms of a settlement of the Stockholder Litigation. The proposed settlement is conditional upon, among other things, the execution of an appropriate stipulation of settlement, consummation of the Merger and final approval of the proposed settlement by the Delaware Court of Chancery.

Pursuant to the terms of the Memorandum of Understanding, the Company has agreed to make certain supplemental disclosures related to the Merger, all of which are set forth below. In addition, in connection with the proposed settlement and as provided in the Memorandum of Understanding, plaintiffs will release defendants from any and all liability. Consistent with settlements in similar contexts, plaintiffs’ counsel might apply for an award of attorneys’ fees and expenses. Plaintiffs have agreed that any such application will be filed in the Delaware Court of Chancery. The Company has not agreed to the appropriateness of any such award. There can be no assurance that the Merger will be completed, that the parties ultimately will enter into a stipulation of settlement or that the court will approve the settlement even if the parties enter into such stipulation. In such event, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated. The settlement will not affect the amount of the consideration that the Company’s stockholders are entitled to receive in the Merger.

The Defendants deny all liability with respect to the facts and claims alleged in the Stockholder Litigation and specifically deny that any breach of fiduciary duty occurred, or that any further disclosure is required to supplement the Proxy Statement under any applicable rule, statute, regulation or law. However, to avoid the risk that the Stockholder Litigation may delay or otherwise adversely affect the completion of the Merger, to minimize the expense of defending such actions, and to provide additional information to our stockholders at a time and in a manner that would not cause any delay of the special meeting or the Merger, the Defendants have agreed to the terms of the proposed settlement described above. The parties further considered it desirable that the Stockholder

Litigation be settled to avoid the expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the settled claims. Plaintiffs in the Stockholder Litigation have agreed to stay the Stockholder Litigation pending final approval by the court of the settlement, and to dismiss the Stockholder Litigation with prejudice upon final approval by the court of the settlement of the Stockholder Litigation.

Supplemental Disclosures

In connection with the settlement of the Stockholder Litigation as described in this supplemental disclosure, the Company has agreed to make these supplemental disclosures to the Proxy Statement. These supplemental disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety.

The following disclosure supplements the section entitled “Background of the Merger” and is added as a new paragraph between the second and third full paragraphs on page 29 of the Proxy Statement.

On March 16, 2012, during negotiations between Genstar and Dr. Morganroth (in his personal capacity and not in his capacity as a member of our board of directors or on behalf of the Company) regarding Dr. Morganroth’s post-closing service arrangements, Dr. Morganroth indicated to Genstar that in his opinion, the $8.00 per share price included in Genstar’s February 16 proposal constituted a full and fair price for our common stock. Dr. Morganroth and Genstar discussed the possible purchase of equity of the Company post-closing by Dr. Morganroth on the same basis as Genstar’s equity investment using proceeds from the sale of the assets of his consulting firm. Genstar and Dr. Morganroth do not currently have any agreement for Dr. Morganroth to be an equity investor in the Company post-closing.

The following disclosure supplements the section entitled “Background of the Merger” and supplements and amends the fourth full paragraph on page 29 of the Proxy Statement.

On March 25, 2012, the Special Committee met telephonically to receive an update on the transaction process. With respect to the discussions between Dr. Morganroth and Genstar, the Special Committee determined that the proposed terms regarding the termination of Dr. Morganroth’s and his consulting firm’s existing consulting and employment agreements, Dr. Morganroth’s new consulting agreement with the Company and the Company’s acquisition of his consulting business upon the closing of the transaction with Genstar were reasonable. Given the amount of consideration proposed for the acquisition of Dr. Morganroth’s consulting business, the Special Committee did not consider any particular valuation information with respect to such business. The members of the Special Committee expressed a preference that the arrangements should not involve any investment by Dr. Morganroth in the surviving company or Parent. At the direction of the Special Committee, Pepper Hamilton communicated this preference to Latham following the meeting.

The following disclosure supplements the section entitled “Opinion of the Financial Advisor to Our Board of Directors” and supplements and amends the third full paragraph and the following table on page 38 of the Proxy Statement.

Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses which J.P. Morgan determined to be comparable to the Company’s business. These transactions were selected, among other reasons, because the businesses involved in these transactions share similar business characteristics to the Company based on operational characteristics and financial metrics. The transactions considered, the month and year each transaction was announced and relevant multiples for such transactions are as follows:

Acquiror	Target	Month and Year Announced	LTM P/E Multiple	LTM EBITDA Multiple
inVentiv Health, Inc.	KForce Clinical Research, Inc.	March 2012	N/A	N/A
Sigma-Aldrich Corporation	BioReliance Holdings, Inc.	January 2012	N/A	N/A
The Carlyle Group	Pharmaceutical Product Development, Inc.	October 2011	22.9x	11.6x
Lonza Group Ltd.	Arch Chemicals	June 2011	18.4x	10.0x
CCMP Capital Advisors	MedPace Inc.	May 2011	N/A	N/A
inVentiv Health, Inc.	PharmaNet Development Group, Inc.	May 2011	N/A	~11.0x
INC Research, LLC	Kendle International Inc.	May 2011	N/A	13.1x
KKR & Co. L.P.	Capsugel	April 2011	N/A	10.1x
Eurofins Scientific SE	Lancaster Laboratories, Inc.	February 2011	N/A	~7.0x
Thomas H. Lee Partners	i3	January 2011	N/A	N/A
Warburg Pincus, LLC	ReSearch Pharamaceutical Services, Inc.	December 2010	N/A	14.1x
Avista Capital Partners	INC Research, LLC	August 2010	N/A	~9-10x
Medco Health Solutions, Inc.	United BioSource Corporation	August 2010	N/A	N/A
Thomas H. Lee Partners	inVentiv Health, Inc.	May 2010	18.7x	8.4x
eResearch Technology, Inc.	CareFusion Research Services	April 2010	N/A	9.1x
Oracle Corporation	Phase Forward	April 2010	32.7x	19.8x
Apax Partners	Marken	December 2009	N/A	N/A
PPD, Inc.	Excel PharmaStudies, Inc.	November 2009	N/A	N/A

The following disclosure supplements the section entitled “Opinion of the Financial Advisor to Our Board of Directors” and supplements and amends the fifth full paragraph on page 39 of the Proxy Statement.

In arriving at the implied equity value per share of the Company, J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during the time period from fiscal year 2012 through fiscal year 2021 based upon financial projections for the fiscal years 2012 through 2014 prepared by the management of the Company and certain extrapolations reviewed and approved by the Company management. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of the 10-year period ending December 31, 2021 by applying a perpetual growth rate ranging from 2.0% to 3.0% of the unlevered free cash flow of the Company as estimated for the terminal period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 11.0% to 12.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. J.P. Morgan considered various factors in analyzing the weighted average cost of capital of the Company, including the Company’s equity risk premium, based on standard market studies conducted by J.P. Morgan on a monthly basis, and the Company’s pre-tax cost of debt, determined in consultation with J.P. Morgan’s debt capital markets specialists. By applying a range of discount rates from 11.0% to 12.0% and a perpetual growth rate ranging from 2.0% to 3.0% to the estimates, J.P. Morgan calculated the implied equity value per share of the Company as ranging from $7.20 to $8.50.

The following disclosure supplements the section entitled “Opinion of the Financial Advisor to Our Board of Directors” and supplements and amends the fifth full paragraph on page 40 of the Proxy Statement.

During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and Genstar and its affiliates. Such services for the Company during such period have included acting as its financial advisor in connection with the Company’s acquisition of certain assets of CareFusion Corporation in June 2010, and such services for Genstar and its affiliates during such period have included acting as financial advisor to Genstar in connection with an ongoing sale process unrelated to the proposed transaction and acting as lead arranger for the amendment of certain senior secured credit facilities of

Catalent Pharma Solutions Inc. (the equity of which affiliates of Genstar indirectly hold less than 10%) in June 2011. The fees for such services paid by the Company to J.P. Morgan and its affiliates during such two year period aggregated approximately $1.6 million, and the fees for such services paid by Catalent Pharma Solutions Inc. to J.P. Morgan and its affiliates during such two year period aggregated approximately $800,000. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or affiliates of Genstar for its own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

The following disclosure supplements the section entitled “Management Estimates” and supplements and amends the table on page 41 of the Proxy Statement with the following table and additional paragraph.

(in millions except % amounts)

	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	Terminal
Revenue	$199	$220	$240	$251	$261	$272	$282	$291	$300	$308	$316
% growth	7.5%	10.7%	9.1%	4.5%	4.2%	3.9%	3.6%	3.4%	3.1%	2.8%	2.5%
EBITDA	$55	$63	$71	$73	$76	$78	$81	$83	$86	$88	$90
% margin	27.5%	28.7%	29.4%	29.2%	29.0%	28.8%	28.7%	28.6%	28.6%	28.6%	28.5%
Operating income	$30	$39	$47	$48	$49	$51	$54	$56	$59	$63	$66
% margin	14.9%	17.6%	19.4%	19.1%	18.7%	18.9%	19.1%	19.3%	19.5%	20.4%	21.0%
Less: Taxes	($8)	($11)	($13)	($14)	($14)	($14)	($15)	($16)	($16)	($18)	($19)
Effective tax rate	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%	28.0%
EBIAT	$21	$28	$34	$34	$35	$37	$39	$40	$42	$45	$48
% margin	10.8%	12.6%	14.0%	13.7%	13.5%	13.6%	13.8%	13.9%	14.1%	14.7%	15.1%
Total D&A	$25	$24	$24	$25	$27	$27	$27	$27	$27	$25	$24
Less: CapEx	($29)	($27)	($27)	($27)	($27)	($27)	($27)	($27)	($27)	($26)	($25)
Less: Changes in NWC	($2)	($3)	($3)	($2)	($2)	($2)	($1)	($1)	($1)	($1)	($1)
Unlevered Free Cash Flow	$15	$22	$28	$31	$33	$35	$37	$39	$41	$43	$45

The foregoing estimates assume a compound annual growth rate (CAGR) for the Company’s revenues of 3.5% and 28.5% EBITDA margins from 2012 through 2021. The assumptions were supported by underlying trends in the Company’s business lines. The Company assumed that its projected revenue growth rates between 2012 and 2021 would decline from historical levels because of the maturity of the Company’s primary, cardiac safety business and a slowing of the secondary, respiratory business whose rapid expansion had driven growth in recent years. The Company further assumed that its EBITDA margins would decline from historical levels because of rising pricing pressures from its competitors. In this analysis, stock-based compensation was treated as a cash expense.

The following disclosure supplements and restates the second and third paragraphs under the header “Morganroth Consulting Arrangements” on page 51 of the Proxy Statement.

The Consulting Agreement also provides that, in connection with the merger, we and the Consultant will enter into an agreement by which the assets of the Consultant will be sold to us upon the consummation of the merger and the Consultant will enter into a seven year non-compete agreement in exchange for $875,000 in cash. Specifically, the assets of the Consultant being purchased include all intellectual property owned by the Consultant, all income, royalties, damages, payments, causes of action, judgments, claims and other rights with respect to the such intellectual property, all books and records relating to such intellectual property, and all goodwill associated with the Consultant’s business. The value of the non-compete and assets arose from negotiations between Genstar and Dr. Morganroth and do not reflect any particular valuation methodology.

In addition to the Consulting Agreement, we and the Consultant are also parties to a Consultant Agreement dated March 1, 2010, which we may also refer to as the Prior Agreement, and we and Dr. Morganroth are parties to a Management Employment Agreement dated March 1, 2010, which we may refer to as the Employment Agreement. The Prior Agreement and the Employment Agreement will terminate upon the consummation of the merger. Under the Prior Agreement and Employment Agreement, Dr. Morganroth and the Consultant received an aggregate of $2,488,618 for the calendar year ended December 31, 2011. The Prior Agreement does not contain any change of control provision and also provides that any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of the Prior Agreement shall be deemed to have been made, conceived, or discovered during the term of the Prior Agreement.

The following disclosure supplements and restates the third paragraph under the header “Management Arrangements” on page 51 of the Proxy Statement.

On or about April 4, 2012, Parent informed the Special Committee, which, in a meeting on April 5, 2012, informed the other members of our board of directors, that it currently intends to retain members of our management team following the merger and that it intends to establish equity-based incentive compensation plans for management following the merger. The size of such equity-based incentive compensation plans has not yet been determined and no awards have been made or promised, but Parent currently anticipates that such plan would authorize the issuance of stock options to purchase up to an aggregate of 10% of the fully diluted shares of Parent following the merger. Stock options granted pursuant to such plans generally would vest either over five years of continued employment or based on the achievement of certain performance targets and would entitle the option holder to share in the future appreciation of us and Parent. The amount of equity that will be held by management at the closing of the merger, including whether such equity will be newly granted stock options, is subject to negotiation and further discussion between Parent and the offerees, and no terms or conditions with respect to such equity have been finalized as of the date of this proxy statement. In addition to those members of our management who are members of our board of directors and our chief financial officer, who was present at the meeting of our board of directors on April 5, 2012, the other members of our management were generally aware of Parent’s intentions to establish an equity-based compensation plan following the completion of the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc.

By:	/s/ Keith D. Schneck

Name:	Keith D. Schneck
Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: June 12, 2012